UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 21, 2005
Date of Report (Date of earliest event reported)
AMH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-115543	16-1693178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
The information under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On October 21, 2005, Associated Materials Incorporated (“AMI”) and AMH Holdings, Inc., the indirect parent company of AMI, received a letter of resignation from Kenneth L. Bloom, AMI’s President of Manufacturing and Supply Chain Management. Mr. Bloom’s resignation is effective December 31, 2005 and resulted in the termination of the Amended and Restated Employment Agreement, dated as of July 31, 2004, between AMI and Kenneth L. Bloom. The terms and conditions of Mr. Bloom’s Amended and Restated Employment Agreement have been disclosed in previous Securities and Exchange Commission (“SEC”) filings by AMI, including AMI’s 2004 Form 10-K filed with the SEC on April 1, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, INC.

DATE: October 26, 2005	By:	/s/ D. Keith LaVanway
D. Keith LaVanway
Vice President — Finance,
Chief Financial Officer,
Treasurer and Secretary